EXHIBIT 3.1
AMENDED AND RESTATED
BYLAWS
OF
CADENCE DESIGN SYSTEMS, INC.
A Delaware corporation
ARTICLE I
STOCKHOLDERS
     Section 1.1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, if any, as may be designated from time to time by the Board of Directors.
     Section 1.2. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as the Board of Directors may determine. Any other proper business may be transacted at the annual meeting.
     Section 1.3. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Special meetings may not be called by any other person or persons.
     Section 1.4. Notice of Meetings. Written notice of all meetings of stockholders shall be given which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (“1934 Act”).
     Section 1.5. Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, if any, and notice need not be given of any such adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting the Corporation may transact any business that may have been transacted at the original meeting.
     Section 1.6. Quorum. At each meeting of stockholders, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except where otherwise required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting to another place, if any, date or time. Shares of the Corporation’s stock held by the Corporation or another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any of the Corporation’s stock held by it in a fiduciary capacity.
     Section 1.7. Organization. Meetings of stockholders shall be presided over by the Chief Executive Officer or, if there is no such designation or the position is vacant at the time, by the Chairman of the Board, or in his or her absence, by a person designated by the Board of Directors. The Board of Directors and, subject to any determinations by the Board of Directors, the person presiding over any meeting of stockholders, shall determine the order of business and all matters pertaining to the procedure and conduct of the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 1.8. Voting; Proxies. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast; provided, that if as of a date that is five (5) business days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation, shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 1.8, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director. If, for any cause, the entire Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. All elections and questions other than the election of directors, unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.
     Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action as hereinbefore described, nor, for a consent to corporate action in writing without a meeting, more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors, then the record date shall be as provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date for such consent. Such request shall include a brief description of the action proposed to be taken. The Board of Directors shall, within ten days after the date on which such a request is received, adopt a resolution fixing the record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
     Section 1.10. List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) during ordinary business hours, at the principal place of business of the Corporation or (b) in such other manner as permitted by Section 219 of the Delaware General Corporation Law. If the meeting will be held at a designated place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 1.11. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, and except as set forth in Section 1.9 above, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 1.12. Advance Notice of Stockholder Proposals and Nominations. At any annual meeting of the stockholders, only such business shall be conducted and only such nominations shall be considered, as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder

(i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and (ii) such other business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act, as such rules may be amended or superseded, and shall be accompanied by such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner; and (D) any other information required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act as a proponent to a stockholder proposal.
     Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth herein. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
     For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
     Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12.

ARTICLE II
BOARD OF DIRECTORS AND COMMITTEES THEREOF
     Section 2.1. Number; Qualifications, Chairman. The Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and a Vice-Chairman of the Board, as designated by the directors from among the members of the Board of Directors. The Chairman of the Board, if any, or in his or her absence the Vice-Chairman, if any, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.
     Section 2.2. Election; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of any holders of Preferred Stock then outstanding, (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, and (ii) any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors elected by all stockholders having the right to vote as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders at a meeting or by written consent. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given.
     Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice-Chairman of the Board, if any, the Chief Executive Officer or a majority of the Board of Directors and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place, if any, of such meeting shall be given by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed, or at least twenty-four hours before the meeting if such notice is given personally, by telephone, hand delivery, telegram, telex, facsimile or other electronic transmission. The purpose of the meeting need not be stated in the notice, and unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.
     Section 2.5. Remote Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meetings can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.
     Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.
     Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the Vice-Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, if such officer is also a director, or by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 2.8. Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing. Such writing or writings (including any electronic transmission or transmissions) shall be filed with the minutes of proceedings of the Board or such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 2.9. Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
     Section 2.10. Qualification of Directors. No person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board of Directors of the Corporation during the pendency of a Business Combination transaction, as defined herein, if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment: (i) an officer, director, employee or affiliate (as defined in Rule 144 of the Securities and Exchange Commission (“SEC”)) of a party to such transaction (an “Interested Party”) or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party; (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the Corporation); or (v) a person having any business, financial or familial relationship with any person referred to in clauses (i) –through (iv) above that would reasonably be expected to affect such person’s judgment as a director of the Corporation. A person shall not be disqualified from election or appointment to the Board of Directors by reason of this Section 2.10 solely because such person is an employee or officer of this Corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of the Corporation.
     A Business Combination shall mean any of the following: (i) a merger or consolidation of this Corporation with another corporation, or a sale of all or substantially all of the business and assets of this Corporation; or (ii) an acquisition (including by tender offer or any other means) by any person (including any two or more persons comprising a group, within the meaning of SEC Rule 13(d)(5)), of beneficial ownership, within the meaning of Rule 13d-3 under the 1934 Act, of 15% or more of the outstanding common stock of this Corporation.
     A Business Combination shall be deemed pending for purposes of this Section 2.10 commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of this Corporation’s outstanding voting stock; and (ii) ten business days shall have elapsed thereafter. A business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     Section 2.11. Stock Options and Stock Option Repricing. Without the approval of stockholders, the Corporation shall not (i) reprice any stock options relating to shares of the Corporation’s stock (“Stock Options”) held by a director or an executive officer of, or consultant to, the Corporation, or (ii) during any fiscal year, reprice Stock Options representing in the aggregate an amount exceeding two percent (2%) of the total number of outstanding Stock Options. For purposes of this Section 2.11, the term “executive officer” shall mean an executive officer as defined in Rule 3b-7 under the 1934 Act, and the term “reprice” shall mean lowering the exercise price of previously awarded Stock Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K.
     Section 2.12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meetings and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have such power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.
     Section 2.13. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE III
OFFICERS
     Section 3.1. Generally. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3.3 of these Bylaws. Any number of offices may be held by the same person.
     Section 3.2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3.3 or Section 3.5 of these Bylaws, shall be appointed by the Board of Directors.
     Section 3.3. Subordinate Officers. The Board of Directors may appoint, or may empower the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
     Section 3.4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.
     Any resignation or removal shall be without prejudice to the rights, if any, of any party under any contract to which the officer is a party.
     Section 3.5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.
     Section 3.6. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. In the absence of the Chairman of the Board or if there is none, the Chief Executive Officer, if such officer is a director, shall preside at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
     Section 3.7. President. Subject to the supervision of the Chief Executive Officer, the President shall, subject to the control of the Board of Directors, be the chief operating officer of the Corporation and shall have general supervision, direction and control of the business and the officers of the Corporation. He or she shall have power to sign all stock certificates of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, these Bylaws, or the Chief Executive Officer.
     Section 3.8. Vice President. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, or the President.
     Section 3.9. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
     The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and he or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
     Section 3.10. Chief Financial Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer, and the President, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer. The Chief Financial Officer shall render to the Chief Executive Officer, the President, and the directors, whenever they request it, an account of all of his or her actions as Chief Financial Officer and of the results of operations and financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV
STOCK
     Section 4.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.
     Section 4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation an affidavit of loss and a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 4.3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4.2, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 4.4. Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE V
INDEMNIFICATION
     Section 5.1. Indemnification of Officers and Directors. Each person (a “Covered Person”) who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation (including any subsidiary or affiliate thereof or any constituent corporation or any of the foregoing absorbed in any merger) or is or was serving at the request of the Corporation (including such subsidiary, affiliate or constituent corporation) as a director or officer of another corporation, or of a partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise and other taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith and such indemnification shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such Covered

Person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     Section 5.2. Advance of Expenses. The Corporation shall pay all expenses incurred by a Covered Person in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred in advance of the final disposition of such proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Article V or otherwise.
     Section 5.3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 5.1 and 5.2 shall be contract rights. If a claim under such sections is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise, shall be on the Corporation.
     Section 5.4. Non-Exclusivity of Rights. The rights conferred on any person in this Article V shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors or otherwise.
     Section 5.5. Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into a contract with any director, officer or employee of the Corporation,

or any person serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article V.
     Section 5.6. Insurance. The Corporation shall maintain insurance, at its expense, to the extent it determines such to be reasonably available, to protect itself, its officers and directors and any other persons the Board of Directors may select, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     Section 5.7. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article V that adversely affects any right of an indemnitee or his or her successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article V and existing at the time of such amendment, repeal or modification.
     Section 5.8. Subrogation.  In the event of payment under this Article V, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
     Section 5.9. No Duplication of Payments.  The Corporation shall not be liable under this Article V to make any payment in connection with any claim made against the Covered Person to the extent the Covered Person has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.
ARTICLE VI
NOTICES
     Section 6.1. Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery (including use of a courier service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, telex, mailgram, facsimile or other electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, two days after being deposited in the mail, and (iii) except as otherwise provided in the Delaware General Corporation Law, in the case of delivery via telegram, mailgram, telex, facsimile or other electronic transmission, when dispatched. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
     Section 6.2. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting for which notice is waived in all respects as if due notice thereof had been given.
ARTICLE VII
INTERESTED DIRECTORS
     Section 7.1. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or has a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

     Section 8.2. Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.
     Section 8.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
     Section 8.4. Reliance Upon Books and Records. A member of the Board of Directors of the Corporation, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers or employees, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, or in relying in good faith upon other records of the Corporation.
     Section 8.5. Electronic Transmission. Where permitted by applicable law, when used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as provided in Section 232(c) of the Delaware General Corporation Law, including without limitation, any telegram, cablegram, facsimile transmission and communication by electronic mail. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Section 8.6. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.
     Section 8.7. Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.
     Section 8.8. Severability. If any provision of these Bylaws shall be held to be unenforceable, illegal or invalid, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding, and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.
     Section 8.9. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to or following an event or that an act be done during a period of a specified number of days prior to or following an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE IX
AMENDMENTS
     Section 9.1. Amendments. Stockholders of the Corporation holding a majority of the Corporation’s outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except such power as may be expressly limited by Bylaws adopted by the stockholders. Notwithstanding the foregoing provisions of this Section 9.1, Section 2.11 of these Bylaws, relating to the repricing of stock options, shall not be amended unless approved by stockholders.